UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

12/11/2007

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, 1001 4th Avenue, Seattle, Washington		98185
(Address of principal executive officers)		(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2007, Safeco Insurance Company of America, or SICA, entered into an amendment to the Office Building Lease with NOP 1001 Fourth L.L.C. The original lease was entered into on May 23, 2006 and filed as an exhibit to the Quarterly Report on Form 10-Q for the period ended June 30, 2006. Under the lease amendment, SICA will lease an additional 18,678 square feet of rentable office and retail space located at 1001 Fourth Avenue, Seattle, Washington. The lease amendment provides space for the further consolidation of employees in a centralized downtown location and for additional workplace amenities. The lease amendment will not change the lease term, which will continue to be 11 years from the term commencement date, as defined in the lease, and SICA will continue to have two renewal options to extend the lease term. The annual base rent for 18,038 square feet of the additional space begins at $25.00 per square foot with annual increases of $1.00 per square foot through the end of the lease term. The remaining 640 square feet of the additional space have an annual base rent that begins at $18.00 per square foot with annual increases of $1.00 per square foot through the end of the lease term. Base rent payments for 17,538 square feet of the additional space begin four months after the applicable delivery date and base rent payments for the remaining 1,140 square feet of the additional space begin 150 days after the applicable delivery dates.

The foregoing summary of the amendment to the Office Building Lease Agreement is qualified in its entirety by the text of the lease amendment which is included in the exhibit to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1 – Office Building Lease Agreement between Safeco Insurance Company of America and NOP 1001 Fourth L.L.C., dated May 23, 2006, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation Registrant

Dated: December 13, 2007	/s/ Kris L. Hill
Kris L. Hill
Vice President and Controller